UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

iSPECIMEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Bedford Street, Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
 (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ISPC	The Nasdaq Capital Market

Item 8.01 Other Events.

On December 1, 2021, iSpecimen Inc. (the “Company”), closed a private placement offering (the “Offering”) of an aggregate of (i) 1,749,999 shares (the “Shares”) of Company common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”), with a term of 5.5 years, exercisable for a total of 1,312,500 shares of Common Stock (the “Warrant Shares”) with an exercise price of $13.00 per Warrant Share, subject to customary adjustments thereunder, which Warrants are immediately exercisable upon issuance and on a cashless basis at any time after the earlier of (i) six months after the issuance date of the Warrants and (ii) the Effective Date (as defined in the Purchase Agreement (defined hereafter)) upon which all of the Shares and Warrant Shares are registered for resale, if at such time there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the holder, for gross proceeds of approximately $21,000,000, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from this Offering for working capital purposes.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), on November 28, 2021, the Company entered into a securities purchase agreement with certain accredited investors (“Investors”) providing for the issuance of the Shares and the Warrants (the “Purchase Agreement”). The Shares and the Warrants were issued to the Investors in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company will prepare and file with the SEC one or more registration statements to register for resale the Shares and the Warrant Shares.

The Offering was conducted pursuant to a placement agency agreement, dated November 28, 2021, between the Company and ThinkEquity LLC (the “Placement Agent”). The Company paid the Placement Agent a fee equal to 6.0% of the aggregate purchase price paid by the Investors and certain expenses up to an aggregate of $75,000.

On December 1, 2021, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 1, 2021
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1. 2021

iSPECIMEN INC.

By:	/s/ Christopher Ianelli
	Name:	Christopher Ianelli
	Title:	Chief Executive Officer and President